Alternative Securities Markets Inc

4136 Del Rey Avenue

Marina Del Rey, California 90292

http://www.ASMGCorp.com

Phone: (800) 366-0908

THIS AGREEMENT, dated as of the SEPTEMBER 1st, 2015 by ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION (“ASMG”), a California Stock Corporation, located at 4136 Del Rey Avenue, Marina Del Rey, California 90292, by and between Samba Brazilian Gourmet Pizza Corporation, located at 4136 Del Rey Avenue, Marina Del Rey, California 90292

The Company’s eligibility to list and promote its securities offering on the Alternative Securities Market Exchange’s (the “ASMX”) Primary Market at http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com is more fully defined in, and is governed by, the ASMX Market Listing Agreement, as amended from time to time, which, together with all attachments, appendices, addenda, cover sheets, amendments, exhibits, schedules and other materials referenced therein (collectively, the “Agreement”), are attached hereto and incorporated herein by reference in their entirely.

The Company requests to enter into a Market Listing Agreement with the ASMX (“Alternative Securities Market Exchange, Inc., a California Stock Corporation) and to have its securities listed on one of the following tiers of the ASMX, as applicable, as evidenced by an authorized officer of the Company initialing and dating below next to the ASMX Tier being requested:

MUST CHOOSE ONE ASMX MARKET TIER BELOW:

ASM MARKET	Initials	Date
ASMX VENTURE MARKET (Regulation A Tier I Securities)	X ________________	X _____________
ASMX MAIN MARKET (Regulation A Tier II Securities)
ASMX GLOBAL PRIVATE MARKET (Regulation A, Regulation S & Intra-State Exempt Securities)
ASMX POOLED FUNDS MARKET

SEE ALL MARKET TIER LISTING REQUIREMENTS AS WELL AS ALL ALTERNATIVE SECURITIES MARKET EXCHANGE RULES AND REGULATIONS IN THE “ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK” BEFORE CHOOSING A MARKET TIERM TO APPLY FOR LISTING:

MARKET SEGMENTS:

(___)  ASMX Aviation & Aerospace Market

(___)  ASMX Market Biofuels Market

(___)  ASMX California Water Rights Market

(___)  ASMX Commercial Mortgage Clearinghouse

(___)  ASMX Energy Market

(___)  ASMX Entertainment & Media Market

(___)  ASMX Fashion & Textiles Market

(___)  ASMX Financial Services Market

(___)  ASMX Food & Beverage Market

(___)  ASMX Hotel & Hospitality Market

(___)  ASMX Life Settlement Market

(___)  ASMX Medical Device & Pharmaceuticals Market

(___)  ASMX Mining & Mineral Rights Market

(___)  ASMX Oil & Natural Gas Market

(___)  ASMX Residential Mortgage Market

(_X_)  ASMX Restaurant & Night Club Market

(___)  ASMX Retail & E-Commerce Market

(___)  ASMX New Technologies Market

Type of Direct Public Offering: (Choose One)

Common Stock: (__)

Preferred Stock: (___)

Membership Units / Equity Interests: (__)

Debt Note / Corporate Bond: (__)

Royalty Interest: (__)

Terms: __________________________

Type of Investor Reporting: (Choose One of Three options below)

(_X_ )  OPTION ONE: Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Annual Audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of AUDITED financial statements within 60 days of the close of each business fiscal year. Company audited financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution).

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Name Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

(__ )  OPTION TWO: Limited Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

(__ )  OPTION THREE: Investor Non-Reporting Company  -  ONLY AVAILABLE FOR COMMERCIAL MORTGAGE CLEARINGHOUSE / RESIDENTIAL MORTGAGE CLEARINGHOUSE & LIFE SETTLEMENT MARKET COMPANIES:

o

Monthly Status of the Company Report: Company agrees that the Company’s Chief Executive Officer will publish a monthly “State of the Company Letter” and email the “State of the Company Letter” to all investors of the Company and to Alternative Securities Markets Group. The “State of the Company Letter” should detail the current operational status of the Company, detail any information that the CEO feels is necessary for investors to know and include information on the path the CEO of the Company is looking at taking the company in the short-term and in the long-ter. Company agrees that the “State of the Company Letter” will be posted on the Company’s private page at www.ASMX.CO and / or www.AlternativeSecuritiesMarket.com  where they may be viewed by registered users of www.ASMX.CO and / or www.ASMGCorp.com.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

Alternative Securities Market Exchange Fees:

Public Reporting on the Alternative Securities Market Exchange:

o

REFERENCE THE ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK

o

Drafting Fee:

o

Regulatory A+ Tier One - $3,750

o

Regulatory A+ Tier Two - $4,950

o

$4.75 per Page per SEC Edgar Filing

o

Initial Listing Application Fee:

o

1/10th of 1% of the Gross Offering

o

Regulatory A+ Tier One - $2,000

o

Regulatory A+ Tier Two - $3,500

o

Monthly Alternative Securities Market Exchange Listing & Public Reporting Fees:

o

Regulatory A+ Tier One - $249

o

Regulatory A+ Tier Two - $449

o

$4.75 per Page per SEC Edgar Filing

o

Alternative Securities Market Exchange Transaction Fees for all Initial Public Offerings:

o

1/10th of 1% of all Sales of Securities Registered on Market

o

$1.00 Per Preferred Stock Sold per Sales Transaction

Any additional expenses occurred on the clients behalf, such as brochures, printing/binding prospectus, marketing materials, etc., will be billed separately to clients.

ASMG UNDERWRITING AGREEMENT:

The Company agrees to continue to acknowledge that members of Alternative Securities Markets Group Corporation shall continue to be relying on the Company and business information when preparing the Company for a ‘Direct Public Offering of Securities’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company represent that all such information he or she is providing to Alternative Securities Markets Group Corporation is true and complete to the best of his or her knowledge. All members of the Company acknowledge that members of Alternative Securities Markets Group Corporation may provide the information submitted to other necessary parties or its affiliates in the course of preparing the proposed ‘Direct Public Securities Offering’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company shall promptly submit any additional information which supplements or reflects material changes in any of the information submitted to Alternative Securities Markets Group Corporation members. Furthermore, all members of the Company shall certify at each submission that all of the information supplied to Alternative Securities Markets Group Corporation is accurate and complete, to the best of her or her knowledge.

Reporting Requirements: (To Be Emailed to Legal@AlternativeSecuritiesMarket.com)

1.

Company agrees to continue to provide the information as requested by the Alternative Securities Markets Group.

2.

Copy of Final Business Plan / Private Placement Memorandum

3.

Copy of the Articles of Incorporation

4.

Details on Current Shareholders (Detail number of shares authorized, detailed number of shares issued and outstanding and who holds those shares).

5.

BIOGRAPHIES of each Executive Member of the Company, NO RESUMES

6.

Details on any issued options or warrants of the Company

7.

Details on any debts of the Company

8.

Details on all Permitting, Licensing or Regulatory Approvals Required for operation

9.

Complete use of Funds Schedule

10.

Un-audited Financial Statements for 2013 & 2014, or if not incorporated for the past two years, just back to the date of incorporation. Per SEC Rules, the Un-audited Financial Statements MUST include:

a.

Balance Sheets

b.

Profit & Loss Statements

c.

Cash Flow Statements

d.

Statements of Shareholder Equity

e.

Notes to the Financial Statements

Alternative Securities Markets Group to provide the following (ASM Venture Market and ASM Main Market ONLY):

•

Preparation of all Securities Registration Statements and Public Offering Memorandums

•

All International, Federal & State Registrations, Submissions, Qualifications and Compliance.

•

File SEC Form ID for SEC CIK Number and Edgar Filer Passcodes

•

Complete Drafting of Regulation A Registration Statement on SEC Form 1-A

•

Complete Submission of the SEC Form 1 to the United States Securities and Exchange Commission.

•

Filings of all Amended SEC Form 1-As required for the answering of all comments received from the SEC during the course of the Regulation A Review, Comment and Qualification process

•

NASAA Registration of the Regulation A in the Following States:

▪

California

▪

New York

▪

Florida

▪

Texas

•

Publishing of a Company page on the selected market tier that contains all information about the Company’s Stock and Offering

•

Publishing of a Company page for the Company’s publishing of all Investor Reporting Requirements

Underwriting Fees to be Paid by the Company to Alternative Securities Markets Group Corporation:

o

3% of the Grossing Offering Amount: $150,000 USD (can be paid from Offering Proceeds)

o

1% of the Company’s Current Issued and Outstanding Convertible Preferred Stock Shares to be Alternative Securities Markets Group Corporation at the time of Qualification of the Regulation A Registration Statement by the United States Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers. Signature on this Cover Sheet is in lieu of, and has the same effect as, signature on each document referenced herein.

Company:

SAMBA BRAZILIAN GOURMET PIZZA CORPORATION

Signature: Mr. Weslie W. Johnson

Printed Name: MR. WESLIE W. JOHNSON

Title: CHIEF EXECUITVE OFFICER & CHIEF FINANCIAL OFFICER

Company:

Alternative Securities Markets Inc

By: Mr. Weslie W. Johnson

      Mr. Weslie Johnson

      Chief Executive Officer